Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of the registrant certify, to the best of their knowledge, that the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant.
Date: November 13, 2009

Asia Electrical Power International Group Inc.
By:	/s/ Yulong Guo
Yulong Guo
President and Chief Executive Officer

By:	/s/ Yunbin Li
Yunbin Li
Chief Financial Officer